CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009, relating to the consolidated financial statements of Chimera Investment Corporation and the effectiveness of Chimera Investment Corporation's internal control over financial reporting appearing in the Annual Report on Form 10-K of Chimera Investment Corporation for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

New York, NY
April 15, 2008